Exhibit 10.21

BRIDGE NOTE
$150,000.00	July 10, 2009

Artisanal Cheese, LLC,
a New York limited liability company
500 West 37th Street
2nd Floor
New York, New York  10018
(Hereinafter referred to as “Borrower”)

Whereas, Borrower is currently in the process of securing debt financing from a third party.  Until that financing has been obtained, the Alfonso L. DeMatteis Family L.P., a New York limited partnership (“Lender”), has agreed to provide to Borrower a bridge loan in the amount of One Hundred Fifty Thousand Dollars ($150,000.00).

Whereas, this Promissory Note is made pursuant to such Bridge Loan Agreement executed by the Lender of even date herewith (the “Bridge Loan Agreement”), the amount of which is represented by this Bridge Note (the “Bridge Note”).

Now, wherefore, Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at the address indicated in the Bridge Loan Agreements or wherever else Lender may specify, the sum owed to Lender under the Bridge Loan Agreement (including all renewals, extensions or modifications thereof).

SECURITY.  As security for the payment of the monies owing under this Bridge Note and the Bridge Loan Agreement, the Borrower has delivered or has caused to be delivered to the Lender a security agreement (“Security Agreement”) dated the date hereof.  Lender shall have a first priority security interest in all assets of the Borrower pursuant to the Security Agreement.

INTEREST AND FEE(S) COMPUTATION.  (Actual/365).  Interest on the principle amount of this Bridge Note shall be at a rate of nine percent (9%) per annum.  Interest and fees, if any, shall be computed on the basis of a 365-day year for the actual number of days in the applicable period.

ISSUANCE OF PREFERRED SHARES.  For every Fifty Thousand Dollars ($50,000.00)  loaned by Lender, Lender shall receive Ten Thousand (10,000) shares of American Home Food Products’ Series A Redeemable Convertible Preferred Shares.

PREPAYMENT.  The Bridge Note may be prepaid, in whole or in part, at any time.

REPAYMENT TERMS.  This Bridge Note shall be due and payable in full at the earlier of September 8, 2009, or the closing of a senior debt facility by a third-party institutional lender.

APPLICATION OF PAYMENTS.  If a Default occurs, monies may be applied to the obligations in any manner or order deemed appropriate by Lender.  If any payment received by Lender under this Bridge Note is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Bridge Note as though such payment had not been made.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS.  Borrower shall pay all of Lender’s reasonable expenses incurred to enforce or collect any of the obligations under this Bridge Note, including, without limitation, reasonable court, arbitration, paralegals', attorneys' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY.  Regardless of any other provision of this Bridge Note, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Bridge Note and not to the payment of interest, and (ii) if the loan evidenced by this Bridge Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Bridge Note or the refunding of excess to be a complete settlement and acquittance thereof.

DEFAULT.  If any of the following occurs, a default (“Default”) under this Bridge Note shall exist:  Nonpayment.  The failure of Borrower to pay any of the obligations under this Bridge Note within ten (10) calendar days of when due.  Nonperformance.  The failure of timely performance of the obligations hereunder or under the Security Agreement, other than payment obligations, and such default shall continue unremedied for a period of fifteen (15) calendar days after Borrower shall receive notice of such default.  False Warranty.  A warranty or representation made or deemed made in this Bridge Note or the Security Agreement, or furnished to Lender in connection with the loan evidenced by this Bridge Note, proves materially false, or if of a continuing nature, becomes materially false.  Cessation; Bankruptcy.  The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, lender workout proceedings, or commencement of any bankruptcy or insolvency proceeding by or against the Borrower, or any of their subsidiaries or affiliates.  Material Capital Structure or Business Alteration.  Without the prior written consent of Lender, which shall not be unreasonably withheld (i) a material alteration in the kind or type of Borrower's business or that of Borrower's subsidiaries or affiliates; (ii) the sale of all or substantially all or a material portion of the business or assets of Borrower, or any of Borrower's subsidiaries or affiliates if such a sale is outside the ordinary course of business of Borrower; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock, membership interests, or voting power of any other entity; (iv) should Borrower, or any of Borrower's subsidiaries, enter into any merger or consolidation or similar transaction; or (v) any change in the members of the Borrower resulting in a change of a majority or more of the membership interests or equity interests of Borrower.

REMEDIES UPON DEFAULT.  If a Default occurs under this Bridge Note or the Security Agreement, Lender may at any time thereafter take the following actions:  Acceleration Upon Default.  Accelerate the maturity of this Bridge Note and all obligations hereunder, and all of the obligations hereunder shall be immediately due and payable.  Cumulative.  Exercise any rights and remedies as provided under the Bridge Note or the Security Agreement, or as provided by law or equity.

WAIVERS AND AMENDMENTS.  No waivers, amendments or modifications of this Bridge Note shall be valid as against Lender unless in writing and signed by Lender.  No waiver by Lender of any Default shall operate as a waiver of any other Default or the same Default on a future occasion.  Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Bridge Note or the Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Borrower and any person liable under this Bridge Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind.  Further, Borrower agrees that Lender may extend, modify or renew this Bridge Note or make a novation of the loan evidenced by this Bridge Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Bridge Note, all without notice to or consent of each Borrower or each person who may be liable under this Bridge Note and without affecting the liability of Borrower or any person who may be liable under this Bridge Note.

NOTICE.  All notices, consents, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Borrower, to:	Artisanal Cheese, LLC
500 West 37th Street
New York, New York 10708
Attn: Daniel W. Dowe, Esq.
Telephone No.: (212)-871-3150
Email: ddowe@artisanalcheese.com

If to Lender, to:	Alfonso L. DeMatteis Family L.P.
c/o KSIX Partners LLC
10 Union Ave.  Ste 10
Lynbrook, NY  11563
Telephone No.:
Email:

MISCELLANEOUS PROVISIONS.  Assignment.  This Bridge Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns.  This Bridge Note may be freely assigned or pledged by Lender.  Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void.  Any assignment shall not release Borrower from its obligations hereunder.  Applicable Law; Conflict Between Documents.  This Bridge Note shall be governed by and construed under the laws of the State of New York without regard to conflict of laws principles.  If the terms of this Bridge Note should conflict with the terms of the Security Agreement, the terms of this Bridge Note shall control.  Jurisdiction and Venue.  Borrower irrevocably agrees that any suit regarding this Bridge Note shall be brought in the state or federal courts located in New York, New York and Borrower submits to such jurisdiction.  Severability.  If any provision of this Bridge Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Bridge Note or other such document.  Plural; Captions.  All references in this Bridge Note to Borrower, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity.  The captions contained in this Bridge Note are inserted for convenience only and shall not affect the meaning or interpretation of the Bridge Note.  Binding Contract.  Borrower by execution of and Lender by acceptance of this Bridge Note agree that each party is bound to all terms and provisions of this Bridge Note.  Fees and Taxes.  Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

WAIVER OF JURY TRIAL.  BORROWER AND LENDER ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY LENDER OR BORROWER OR ANY SUCCESSOR OR ASSIGN OF LENDER OR BORROWER, ON OR WITH RESPECT TO THIS BRIDGE NOTE OR ANY OTHER DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS BRIDGE NOTE AND LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS BRIDGE NOTE.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Bridge Note to be executed.

ARTISANAL CHEESE, LLC

By:
Name: Daniel W. Dowe
Title: President